Exhibit 99.1



From: Michael Yung
Sent: Friday, October 08, 2004 4:25 PM
To: Bill Glynn
Subject: board

To Detto,

I 'Michael Yung' effective 10/08/04 will step down from the Detto Technology Board.

Sincerely,

/s/ Michael Yung